News Release                                  The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G DELIVERS SECOND QUARTER CURRENCY-NEUTRAL CORE EPS UP 6%;
MAINTAINS ORGANIC SALES AND CURRENCY-NEUTRAL CORE EPS GROWTH OUTLOOKS FOR FISCAL YEAR;
ADJUSTS FISCAL YEAR EARNINGS TARGETS FOR FOREIGN EXCHANGE

CINCINNATI, Jan. 27, 2015 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2015 core earnings per share of $1.06 versus $1.15 the prior year. On a currency-neutral basis, core earnings per share increased six percent. Diluted net earnings per share were $0.82, including non-core items which reduced diluted EPS by $0.24 per share. Organic sales grew two percent for the quarter. Reported net sales were $20.2 billion, a decrease of four percent versus the prior year, including a negative five percentage point impact from foreign exchange.

"The October - December 2014 quarter was a challenging one with unprecedented currency devaluations," said Chairman, President and Chief Executive Officer A.G. Lafley. "Virtually every currency in the world devalued versus the U.S. dollar, with the Russian Ruble leading the way. While we continue to make steady progress on the strategic transformation of the company - which focuses P&G on about a dozen core categories and 70 to 80 brands, on leading brand growth, on accelerating meaningful product innovation and increasing productivity savings - the considerable business portfolio, product innovation, and productivity progress was not enough to overcome foreign exchange."

"The outlook for the year will remain challenging. Foreign exchange will reduce fiscal 2015 sales by 5% and net earnings by 12%, or at least $1.4 billion after tax. We have and will continue to offset as much of this currency impact as we can through productivity driven cost savings. And we will continue to invest in our businesses, brands and product innovation, because it is the right thing to do for the mid- and long-term, while we deliver another year of strong cash returns to shareowners. We are adjusting fiscal year earnings targets accordingly. We are mobilized to deliver another fiscal year of modest organic sales growth, and to continue to grow market share on more category-leading brands. We are working to deliver core earnings per share as close as possible to those of last fiscal year."

October - December Quarter Discussion

Net sales decreased four percent versus year ago to $20.2 billion in the October - December quarter, including a negative five percent impact from foreign exchange. Organic sales were up two percent, with growth in four of five reporting segments. Organic volume was unchanged versus the prior year. Pricing added one percentage point to sales growth, and geographic and product mix was also positive.

October – December 2014 Net Sales Drivers	Volume	Foreign Exchange	Price	Mix	Other*	Net Sales	Organic Volume	Organic Sales
Beauty, Hair and Personal Care	-2%	-4%	1%	0%	-1%	-6%	-2%	-1%
Grooming	-2%	-7%	4%	0%	0%	-5%	-2%	2%
Health Care	-2%	-4%	0%	3%	0%	-3%	-2%	1%
Fabric Care and Home Care	2%	-6%	1%	0%	-1%	-4%	2%	3%
Baby, Feminine and Family Care	0%	-6%	1%	3%	0%	-2%	0%	4%
Total P&G	0%	-5%	1%	1%	-1%	-4%	0%	2%
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales

•
Beauty, Hair and Personal Care segment organic sales decreased one percent driven primarily by declines in the Prestige and Skin and Personal Care categories. This was partially offset by innovation-driven sales growth in the Salon Professional and Antiperspirant & Deodorant businesses.

•	Grooming segment organic sales increased two percent due to higher pricing and innovation on Gillette grooming and innovation on Braun. This growth was partially offset by lower shipment volume.

•
Health Care segment organic sales increased one percent behind growth in Oral Care from innovation and increased pricing. These improvements were partially offset by lower volume in Personal Health Care, primarily from a decline on Prilosec due to a new market entrant.

•
Fabric Care and Home Care segment organic sales increased three percent as growth on Fabric Care from product innovations and consumer value corrections were partially offset by lower volume in Home Care, mainly in Asia.

•
Baby, Feminine and Family Care segment organic sales increased four percent behind pricing and innovation in Baby Care and Feminine Care, partially offset by lower sales in Family Care due to a soft period in Mexico and consumer value interventions in the U.S.

Core earnings per share were $1.06, a decrease of eight percent versus the prior year. Foreign exchange reduced core earnings by about $0.16 per share, resulting in a 14% decrease in core earnings per share. Excluding these foreign exchange impacts, constant currency core EPS increased 6%. Diluted net earnings per share were $0.82, including a loss on discontinued operations of $0.20 and other non-core charges of $0.04. The loss in discontinued operations includes a $0.26 per share non-cash impairment charge in the battery business. For a full reconciliation of non-core items, please see Exhibit #1: Non-GAAP Measures.

Core operating profit margin decreased 60 basis points due to a decrease in core gross margin of about 20 basis points and an increase in core SG&A as a percentage of net sales of about 30 basis points. Reported operating profit margin decreased 80 basis points. Reported gross margin decreased 40 basis points as manufacturing savings of 190 basis points were more than offset by unfavorable geographic and product mix, unfavorable foreign exchange, higher commodity costs, incremental restructuring charges and innovation and capacity expansion investments. Reported SG&A as a percentage of sales increased 40 basis points as productivity savings of 70 basis points from overhead and 70 basis points of marketing efficiencies, primarily in non-working marketing spending areas, were more than offset by foreign exchange impacts and overhead investments. Total productivity savings in cost of goods sold and SG&A were 330 basis points.

P&G generated operating cash flow of $3.4 billion for the quarter. P&G returned $3.7 billion in cash to shareholders, including $1.8 billion in dividends and $1.9 billion of common stock repurchases. Fiscal year-to-date, P&G has returned approximately $7.9 billion to shareholders via $3.6 billion in dividends and $4.3 billion in stock repurchases. Fiscal year-to-date, adjusted free cash flow productivity is 95%.

Discontinued Operations
As a result of the previously announced divestiture of its Duracell battery business to Berkshire Hathaway, expected to close in the second half of calendar year 2015, and in accordance with the applicable accounting guidance, the results of the batteries business are presented as discontinued operations. During the quarter, the Company took a non-cash charge of $740 million after-tax, or $0.26 per share, included in discontinued operations to adjust the carrying values of the batteries business to reflect the value it expects to receive. During the first quarter of fiscal year 2015, the Company previously took a write down in the asset value of its battery business to be more reflective of the value it expected to receive from the sale of its interest in a China-based battery joint venture, which closed as expected during the second quarter.

Fiscal Year 2015 Guidance

P&G maintained its organic sales growth and currency-neutral core earnings per share growth guidance ranges for fiscal year 2015. The Company expects significant negative sales and earnings impacts from foreign exchange in the second half of its fiscal year.

The Company maintained its guidance for organic sales growth in the low-to-mid single digit range. Net sales growth is now expected to be lower versus the prior fiscal year in the range of -3% to -4%, including a negative five point headwind from foreign exchange and a one point impact from minor brand divestitures.

P&G maintained its outlook for currency-neutral core earnings per share growth in the double-digits. Including currency impacts, Core EPS is now expected to be in the range of in-line to down low-single digits versus prior year Core EPS of $4.09. All-in GAAP diluted net earnings per share are now expected to be down in the mid-teens range versus the prior year. This includes approximately $0.67 per share of non-core charges, primarily from $0.20 per share of non-core restructuring charges and $0.58 of impairment charges, which are partially offset by approximately $0.14 of earnings from discontinued Batteries and Pet Care operations.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended December 31			Three Months Ended December 31
	2014	2013	% Change	2014	2013	% Change
NET SALES	$20,161	$21,099	(4)%	$20,161	$21,099	(4)%
COST OF PRODUCTS SOLD	10,083	10,474	(4)%	10,006	10,422	(4)%
GROSS PROFIT	10,078	10,625	(5)%	10,155	10,677	(5)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,131	6,323	(3)%	6,074	6,283	(3)%
OPERATING INCOME	3,947	4,302	(8)%	4,081	4,394	(7)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$1.02	$1.12	(9)%	$1.06	$1.15	(8)%
TAX RATE	22.5%	21.2%		22.3%	21.0%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	50.0%	50.4%	(40)	50.4%	50.6%	(20)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.4%	30.0%	40	30.1%	29.8%	30
OPERATING MARGIN	19.6%	20.4%	(80)	20.2%	20.8%	(60)

CASH FLOW (SIX MONTHS ENDED DECEMBER 31) SOURCE/(USE)
	2014	2013
OPERATING CASH FLOW	$7,068	$5,343
FREE CASH FLOW	5,426	3,680
DIVIDENDS	(3,614)	(3,409)
SHARE REPURCHASE	(4,253)	(4,004)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended September 30			Three Months Ended September 30
	2014	2013	% Change	2014	2013	% Change
NET SALES	$20,186	$20,174	-%	$20,186	$20,174	-%
COST OF PRODUCTS SOLD	10,209	10,208	-%	10,116	10,145	-%
GROSS PROFIT	9,977	9,966	-%	10,070	10,029	-%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,199	5,996	3%	6,059	5,993	1%
OPERATING INCOME	3,778	3,970	(5)%	4,011	4,036	(1)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$0.97	$1.00	(3)%	$1.04	$1.01	3%
TAX RATE	22.4%	23.4%		22.4%	23.4%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	49.4%	49.4%	—	49.9%	49.7%	20
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.7%	29.7%	100	30.0%	29.7%	30
OPERATING MARGIN	18.7%	19.7%	(100)	19.9%	20.0%	(10)

CASH FLOW (THREE MONTHS ENDED SEPTEMBER 30) SOURCE/(USE)
	2014	2013
OPERATING CASH FLOW	$3,633	$2,044
FREE CASH FLOW	2,823	1,319
DIVIDENDS	(1,806)	(1,708)
SHARE REPURCHASE	(2,378)	(2,502)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Year Ended June 30			Year Ended June 30
	2014	2013	% Change	2014	2013	% Change
NET SALES	$80,510	$80,116	-%	$80,510	$80,116	-%
COST OF PRODUCTS SOLD	41,010	39,991	3%	40,705	39,743	2%
GROSS PROFIT	39,500	40,125	(2)%	39,805	40,373	(1)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	24,760	26,000	(5)%	24,277	25,166	(4)%
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	-	308	N/A	-	-	N/A
OPERATING INCOME	14,740	13,817	7%	15,528	15,207	2%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$3.86	$3.71	4%	$4.09	$3.89	5%
TAX RATE	21.1%	22.8%		20.6%	23.0%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	49.1%	50.1%	(100)	49.4%	50.4%	(100)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.8%	32.5%	(170)	30.2%	31.4%	(120)
OPERATING MARGIN	18.3%	17.2%	110	19.3%	19.0%	30

CASH FLOW (YEAR ENDED JUNE 30) - SOURCE/(USE)
	2014	2013
OPERATING CASH FLOW	$13,958	$14,873
FREE CASH FLOW	10,110	10,865
DIVIDENDS	(6,911)	(6,519)
SHARE REPURCHASE	(6,005)	(5,986)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended June 30			Three Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
NET SALES	$19,596	$19,746	(1)%	$19,596	$19,746	(1)%
COST OF PRODUCTS SOLD	10,288	10,247	-%	10,188	10,191	-%
GROSS PROFIT	9,308	9,499	(2)%	9,408	9,555	(2)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,146	6,656	(8)%	6,047	6,546	(8)%
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	-	308	N/A	-	-	-%
OPERATING INCOME	3,162	2,535	25%	3,361	3,009	12%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$0.87	$0.61	43%	$0.93	$0.76	22%
TAX RATE	18.8%	24.9%		18.7%	22.0%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	47.5%	48.1%	(60)	48.0%	48.4%	(40)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.4%	33.7%	(230)	30.9%	33.2%	(230)
OPERATING MARGIN	16.1%	12.8%	330	17.2%	15.2%	200

CASH FLOW (YEAR ENDED JUNE 30) - SOURCE/(USE)
	2014	2013
OPERATING CASH FLOW	$13,958	$14,873
FREE CASH FLOW	10,110	10,865
DIVIDENDS	(6,911)	(6,519)
SHARE REPURCHASE	(6,005)	(5,986)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended March 31			Three Months Ended March 31
	2014	2013	% Change	2014	2013	% Change
NET SALES	$19,641	$19,731	-%	$19,641	$19,731	-%
COST OF PRODUCTS SOLD	10,040	9,808	2%	9,950	9,758	2%
GROSS PROFIT	9,601	9,923	(3)%	9,691	9,973	(3)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,295	6,631	(5)%	5,954	6,220	(4)%
OPERATING INCOME	3,306	3,292	-%	3,737	3,753	-%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$0.87	$0.85	2%	$1.00	$0.96	4%
TAX RATE	20.3%	20.9%		19.1%	22.0%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	48.9%	50.3%	(140)	49.3%	50.5%	(120)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	32.1%	33.6%	(150)	30.3%	31.5%	(120)
OPERATING MARGIN	16.8%	16.7%	10	19.0%	19.0%	—

CASH FLOW (NINE MONTHS ENDED MARCH 31) - SOURCE/(USE)
	2014	2013
OPERATING CASH FLOW	$9,452	$10,481
FREE CASH FLOW	6,845	8,055
DIVIDENDS	(5,097)	(4,797)
SHARE REPURCHASE	(5,505)	(4,985)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended December 31			Three Months Ended December 31
	2013	2012	% Change	2013	2012	% Change
NET SALES	$21,099	$20,922	1%	$21,099	$20,922	1%
COST OF PRODUCTS SOLD	10,474	10,182	3%	10,422	10,132	3%
GROSS PROFIT	10,625	10,740	(1)%	10,677	10,790	(1)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,323	6,512	(3)%	6,283	6,416	(2)%
OPERATING INCOME	4,302	4,228	2%	4,394	4,374	-%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$1.12	$1.33	(16)%	$1.15	$1.16	(1)%
TAX RATE	21.2%	21.3%		21.0%	23.9%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	50.4%	51.3%	(90)	50.6%	51.6%	(100)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	30.0%	31.1%	(110)	29.8%	30.7%	(90)
OPERATING MARGIN	20.4%	20.2%	20	20.8%	20.9%	(10)

CASH FLOW (SIX MONTHS ENDED DECEMBER 31) - SOURCE/(USE)
	2013	2012
OPERATING CASH FLOW	$5,343	$6,619
FREE CASH FLOW	3,680	5,090
DIVIDENDS	(3,409)	(3,206)
SHARE REPURCHASE	(4,004)	(3,984)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information, Restated for Batteries Discontinued Operations

	GAAP			CORE (NON-GAAP)*
	Three Months Ended September 30			Three Months Ended September 30
	2013	2012	% Change	2013	2012	% Change
NET SALES	$20,174	$19,717	2%	$20,174	$19,717	2%
COST OF PRODUCTS SOLD	10,208	9,754	5%	10,145	9,662	5%
GROSS PROFIT	9,966	9,963	-%	10,029	10,055	-%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	5,996	6,201	(3)%	5,993	5,984	-%
OPERATING INCOME	3,970	3,762	6%	4,036	4,071	(1)%
DILUTED NET EPS FROM CONTINUING OPERATIONS**	$1.00	$0.92	9%	$1.01	$1.01	-%
TAX RATE	23.4%	24.9%		23.4%	23.8%

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	49.4%	50.5%	(110)	49.7%	51.0%	(130)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.7%	31.5%	(180)	29.7%	30.3%	(60)
OPERATING MARGIN	19.7%	19.1%	60	20.0%	20.6%	(60)

CASH FLOW (THREE MONTHS ENDED SEPTEMBER 30) - SOURCE/(USE)
	2013	2012
OPERATING CASH FLOW	$2,044	$2,770
FREE CASH FLOW	1,319	1,965
DIVIDENDS	(1,708)	(1,605)
SHARE REPURCHASE	(2,502)	(2,584)

*Core excludes incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement impact from Venezuela.

**Diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “expect,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial, operational and manufacturing risks, including, among others, (a) an increasingly volatile economic environment, with potentially significant disruptions and reduced market growth rates, (b) foreign currency fluctuations, (c) significant credit or liquidity issues, (d) debt, currency exposure and repatriation issues in countries with currency exchange, import authorization or pricing controls (such as Venezuela, Argentina, China, India and Egypt), (e) maintaining key manufacturing and supply sources (including sole supplier and sole manufacturing plant arrangements), and (f) managing disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (2) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (3) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (4) the ability to compete with our local and global competitors by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (5) the ability to manage and maintain key customer relationships; (6) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (7) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (8) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (9) the ability to successfully manage regulatory, tax and legal requirements and matters (including, without limitation, product liability, intellectual property, price controls, import restrictions, accounting standards and environmental and tax policy) and to resolve pending matters within current estimates; (10) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (11) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves nearly five billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Corso, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended December 31			Six Months Ended December 31
	2014	2013	% CHG	2014	2013	% CHG
NET SALES	$20,161	$21,099	(4)%	$40,347	$41,273	(2)%
COST OF PRODUCTS SOLD	10,083	10,474	(4)%	20,292	20,682	(2)%
GROSS PROFIT	10,078	10,625	(5)%	20,055	20,591	(3)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,131	6,323	(3)%	12,330	12,319	—%
OPERATING INCOME	3,947	4,302	(8)%	7,725	8,272	(7)%
INTEREST EXPENSE	160	185	(14)%	330	351	(6)%
INTEREST INCOME	34	22	55%	65	44	48%
OTHER NON-OPERATING INCOME, NET	19	43	(56)%	40	48	(17)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,840	4,182	(8)%	7,500	8,013	(6)%
INCOME TAXES ON CONTINUING OPERATIONS	865	885	(2)%	1,685	1,782	(5)%
NET EARNINGS FROM CONTINUING OPERATIONS	2,975	3,297	(10)%	5,815	6,231	(7)%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(577)	175	N/A	(1,397)	298	N/A
NET EARNINGS	2,398	3,472	(31)%	4,418	6,529	(32)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	26	44	(41)%	56	74	(24)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	2,372	3,428	(31)%	4,362	6,455	(32)%

EFFECTIVE TAX RATE	22.5%	21.2%		22.5%	22.2%

NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$1.06	$1.18	(10)%	$2.08	$2.21	(6)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.21)	$0.06	N/A	$(0.52)	$0.11	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.85	$1.24	(31)%	$1.56	$2.32	(33)%
DILUTED NET EARNINGS PER COMMON SHARE:
EARNINGS FROM CONTINUING OPERATIONS	$1.02	$1.12	(9)%	$2.00	$2.11	(5)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$(0.20)	$0.06	N/A	$(0.49)	$0.10	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.82	$1.18	(31)%	$1.51	$2.21	(32)%
DIVIDENDS PER COMMON SHARE	$0.644	$0.602		$1.287	$1.203
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,885.2	2,908.5		2,886.8	2,916.4

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
GROSS MARGIN	50.0%	50.4%	(40)	49.7%	49.9%	(20)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	30.4%	30.0%	40	30.6%	29.8%	80
OPERATING MARGIN	19.6%	20.4%	(80)	19.1%	20.0%	(90)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19.0%	19.8%	(80)	18.6%	19.4%	(80)
NET EARNINGS FROM CONTINUING OPERATIONS	14.8%	15.6%	(80)	14.4%	15.1%	(70)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	11.8%	16.2%	(440)	10.8%	15.6%	(480)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended December 31, 2014
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) From Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) From Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$4,962	(6)%	$1,089	(6)%	$863	(7)%
Grooming	2,007	(5)%	713	(2)%	544	(2)%
Health Care	2,088	(3)%	514	(2)%	369	(1)%
Fabric Care and Home Care	5,775	(4)%	1,083	(6)%	706	(6)%
Baby, Feminine and Family Care	5,217	(2)%	1,117	2%	760	(1)%
Corporate	112	N/A	(676)	N/A	(267)	N/A
Total Company	20,161	(4)%	3,840	(8)%	2,975	(10)%

	Three Months Ended December 31, 2014
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty, Hair and Personal Care	(2)%	(2)%	(4)%	1%	—%	(1)%	(6)%
Grooming	(2)%	(2)%	(7)%	4%	—%	—%	(5)%
Health Care	(2)%	(2)%	(4)%	—%	3%	—%	(3)%
Fabric Care and Home Care	2%	2%	(6)%	1%	—%	(1)%	(4)%
Baby, Feminine and Family Care	—%	—%	(6)%	1%	3%	—%	(2)%
Total Company	—%	—%	(5)%	1%	1%	(1)%	(4)%
Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Six Months Ended December 31, 2014
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) From Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) From Continuing Operations	% Change Versus Year Ago
Beauty, Hair and Personal Care	$9,819	(4)%	$2,015	(3)%	$1,573	(3)%
Grooming	3,948	(3)%	1,334	—%	1,010	—%
Health Care	4,099	1%	973	7%	691	8%
Fabric Care and Home Care	11,708	(3)%	2,164	(7)%	1,425	(7)%
Baby, Feminine and Family Care	10,539	—%	2,319	6%	1,585	6%
Corporate	234	N/A	(1,305)	N/A	(469)	N/A
Total Company	40,347	(2)%	7,500	(6)%	5,815	(7)%

	Six Months Ended December 31, 2014
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty, Hair and Personal Care	(2)%	(1)%	(3)%	—%	—%	1%	(4)%
Grooming	(2)%	(2)%	(4)%	4%	(1)%	—%	(3)%
Health Care	1%	1%	(2)%	—%	2%	—%	1%
Fabric Care and Home Care	2%	2%	(4)%	—%	—%	(1)%	(3)%
Baby, Feminine and Family Care	—%	—%	(4)%	2%	2%	—%	—%
Total Company	—%	—%	(3)%	1%	1%	(1)%	(2)%
Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
*Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statement of Cash Flows
	Six Months Ended December 31
	2014	2013
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,558	$5,947
OPERATING ACTIVITIES
NET EARNINGS	4,418	6,529
DEPRECIATION AND AMORTIZATION	1,540	1,526
SHARE BASED COMPENSATION EXPENSE	151	153
DEFERRED INCOME TAXES	31	(126)
GAIN ON PURCHASE/SALE OF BUSINESSES	(299)	(5)
GOODWILL AND INDEFINITE LIVED INTANGIBLES IMPAIRMENT CHARGES	1,713	—
CHANGES IN:
ACCOUNTS RECEIVABLE	(342)	(376)
INVENTORIES	(506)	(446)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	243	(1,191)
OTHER OPERATING ASSETS & LIABILITIES	(164)	(859)
OTHER	283	138
TOTAL OPERATING ACTIVITIES	7,068	5,343
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,642)	(1,663)
PROCEEDS FROM ASSET SALES	3,648	15
ACQUISITIONS, NET OF CASH ACQUIRED	(112)	1
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(2,106)	—
PROCEEDS FROM SALES/MATURITIES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	179	—
CHANGE IN OTHER INVESTMENTS	(836)	(149)
TOTAL INVESTING ACTIVITIES	(869)	(1,796)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(3,614)	(3,409)
CHANGE IN SHORT-TERM DEBT	352	(429)
ADDITIONS TO LONG-TERM DEBT	1,112	4,271
REDUCTION OF LONG-TERM DEBT	(1,911)	(3)
TREASURY STOCK PURCHASES	(4,253)	(4,004)
IMPACT OF STOCK OPTIONS AND OTHER	2,009	937
TOTAL FINANCING ACTIVITIES	(6,305)	(2,637)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(248)	72
CHANGE IN CASH AND CASH EQUIVALENTS	(354)	982
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,204	$6,929

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheet
	December 31, 2014	June 30, 2014
CASH AND CASH EQUIVALENTS	$8,204	$8,558
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	4,047	2,128
NET ACCOUNTS RECEIVABLE	5,802	6,386
TOTAL INVENTORIES	6,477	6,759
ASSETS HELD FOR SALE	4,153	2,849
OTHER	4,495	4,937
TOTAL CURRENT ASSETS	33,178	31,617
NET PROPERTY, PLANT AND EQUIPMENT, NET	20,745	22,304
NET GOODWILL AND OTHER INTANGIBLE ASSETS	76,442	84,547
OTHER NON-CURRENT ASSETS	5,898	5,798
TOTAL ASSETS	$136,263	$144,266
ACCOUNTS PAYABLE	7,733	8,461
ACCRUED EXPENSES AND OTHER LIABILITIES	8,853	8,999
LIABILITIES HELD FOR SALE	1,237	660
DEBT DUE WITHIN ONE YEAR	16,329	15,606
TOTAL CURRENT LIABILITIES	34,152	33,726
LONG-TERM DEBT	18,124	19,811
OTHER	19,175	20,753
TOTAL LIABILITIES	71,451	74,290
TOTAL SHAREHOLDERS' EQUITY	64,812	69,976
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$136,263	$144,266

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

October - December 2014	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty, Hair and Personal Care	(6)%	4%	1%	(1)%
Grooming	(5)%	7%	0%	2%
Health Care	(3)%	4%	0%	1%
Fabric Care and Home Care	(4)%	6%	1%	3%
Baby, Feminine and Family Care	(2)%	6%	0%	4%
Total P&G	(4)%	5%	1%	2%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2015 (Estimate)	(3) to (4)%	5%	1%	Low-to-mid single digit

*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Core EPS and Currency-neutral Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations excluding charges in both years for European legal matters and incremental restructuring due to increased focus on productivity and cost savings.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.

The table below provides a reconciliation of diluted net earnings per share to Core EPS and Core EPS to Currency-neutral Core EPS:

	OND 14	OND 13
Diluted Net Earnings Per Share	$0.82	$1.18
Earnings from Discontinued Operations	0.20	(0.06)
Diluted Net Earnings Per Share from Continuing Operations	1.02	1.12
Incremental Restructuring	0.03	0.03
Charges for European Legal Matters	0.01	—
Core EPS	$1.06	$1.15
Percentage change vs. prior period	(8)%
Currency Impact to Earnings	$0.16
Currency-neutral Core EPS	$1.22
Percentage change vs. prior period	6%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS Growth
FY 2015 (Estimate)	Down mid-teens	Approximately 14%	in-line to down low single digits	Approximately 12%	Double digit growth

Core Operating Profit Margin:  This is a measure of the Company's Operating Margin adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings and charges for European legal matters:

	OND 14	OND 13
Operating Profit Margin	19.6%	20.4%
Incremental Restructuring	0.5%	0.4%
Charges for European Legal Matters	0.2%	—%
Rounding	(0.1)%	—%
Core Operating Profit Margin	20.2%	20.8%
Basis point change	-60

Core Gross Margin:  This is a measure of the Company's gross margin adjusted for the charges in both years for incremental restructuring due to increased focus on productivity and cost savings:

	OND 14	OND 13
Gross Margin	50.0%	50.4%
Incremental Restructuring	0.4%	0.2%
Rounding	—	—
Core Gross Margin	50.4%	50.6%
Basis point change	-20

Core Selling, General and Administrative Expense (SG&A) as a percentage of sales:  This is a measure of the Company's SG&A as a percentage of sales adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings and charges for European legal matters:

	OND 14	OND 13
SG&A as a % of NOS	30.4%	30.0%
Incremental Restructuring	(0.1)%	(0.2)%
Charges for European Legal Matters	(0.2)%	—%
Core SG&A as a % of NOS	30.1%	29.8%
Basis point change	30

Core Tax Rate: This is a measure of the Company's tax rate adjusted for the current and prior year tax impacts related to the impacts of incremental restructuring and charges for European legal matters:

	OND 14	OND 13
Effective Tax Rate	22.5%	21.2%
Incremental Restructuring	—%	(0.2)%
Charges for European Legal Matters (Non-Tax-Deductible)	(0.2)%	—%
Core Tax Rate	22.3%	21.0%
Basis point change	130

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending excluding tax payments for the Pet divestiture.  We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. The reconciliation of adjusted free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment - Pet Sale	Adjusted Free Cash Flow
Fiscal year to-date, December 31, 2014	$7,068	$(1,642)	$5,426	$363	$5,789

Adjusted free cash flow productivity:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding impairment charges.  The Company's long-term target is to generate annual free cash flow at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below:

	Adjusted Free Cash Flow	Net Earnings	Impairment Charges	Net Earnings Excl. Impairment Charges	Adjusted Free Cash Flow Productivity
Fiscal year to-date, December 31, 2014	$5,789	$4,418	$1,672	$6,090	95%

The Procter & Gamble Company
Exhibit 2: Non-GAAP Measures - Prior Period Results
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the Selected Financial Information Restated for Batteries Discontinued Operations and the reconciliation to the most closely related GAAP measure.

Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations excluding incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement and devaluation impacts from Venezuela. We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

CORE EPS

	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.97	$ 1.00	$ 0.92	$ 1.12	$ 1.33	$ 0.87	$ 0.85	$ 0.87	$ 0.61	$3.86	$ 3.71
Incremental Restructuring	0.03	0.02	0.08	0.03	0.04	0.04	0.03	0.04	0.01	0.12	0.17
Venezuela B/S Remeasurement & Devaluation Impacts	0.04	-	-	-	-	0.10	0.08	-	-	0.09	0.08
Charges for Pending European Legal Matters	-	-	0.01	-	-	-	-	0.02	0.04	0.02	0.05
Goodwill & Intangible Impairment	-	-	-	-	-	-	-	-	0.10	-	0.10
Gain on Buyout of Iberian JV	-	-	-	-	(0.21)	-	-	-	-	-	(0.21)
Rounding	-	(0.01)	-	-	-	(0.01)	-	-	-	-	(0.01)
Core EPS	$ 1.04	$ 1.01	$ 1.01	$ 1.15	$ 1.16	$ 1.00	$ 0.96	$ 0.93	$ 0.76	$ 4.09	$ 3.89

Percentage change vs. prior period	3%	—%	(1)%	4%	22%	5%

Core Gross Margin:  This is a measure of the Company's gross margin adjusted for incremental restructuring charges due to increased focus on productivity and cost savings:

CORE GROSS MARGIN

	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Gross Margin	49.4%	49.4%	50.5%	50.4%	51.3%	48.9%	50.3%	47.5%	48.1%	49.1%	50.1%
Incremental Restructuring	0.5%	0.3%	0.5%	0.2%	0.2%	0.5%	0.3%	0.5%	0.3%	0.4%	0.3%
Rounding	-	-	-	-	0.1%	(0.1)%	(0.1)%	-	-	(0.1)%	-
Core Gross Margin	49.9%	49.7%	51.0%	50.6%	51.6%	49.3%	50.5%	48.0%	48.4%	49.4%	50.4%
Basis point change	20	-130		-100		-120		-40		-100

Core Selling, General and Administrative Expense (SG&A) as a percentage of sales:  This is a measure of the Company's SG&A as a percentage of sales adjusted for incremental restructuring charges, certain legal reserves, and balance sheet remeasurement and devaluation impacts from Venezuela:

CORE SG&A

	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
SG&A as a % of NOS	30.7%	29.7%	31.5%	30.0%	31.1%	32.1%	33.6%	31.4%	33.7%	30.8%	32.5%
Incremental Restructuring	-	-	(1.0)%	(0.2)%	(0.5)%	(0.2)%	(0.3)%	(0.2)%	-	(0.2)%	(0.4)%
Charges for Pending European Legal Matters	-	-	(0.1)%	-	-	-	-	(0.3)%	(0.5)%	(0.1)%	(0.2)%
Venezuela B/S Remeasurement & Devaluation Impacts	(0.7)%	-	-	-	-	(1.5)%	(1.8)%	-	-	(0.4)%	(0.4)%
Rounding	-	-	(0.1)%	-	0.1%	(0.1)%	-	-	-	0.1%	(0.1)%
Core SG&A as a % of NOS	30.0%	29.7%	30.3%	29.8%	30.7%	30.3%	31.5%	30.9%	33.2%	30.2%	31.4%
Basis point change	30	-60		-90		-120		-230		-120

Core Operating Profit Margin:  This is a measure of the Company's Operating Margin adjusted for incremental restructuring charges, certain legal reserves, goodwill and indefinite-lived asset impairment charges, and balance sheet remeasurement and devaluation impacts from Venezuela:

CORE OPERATING MARGIN

	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Operating Profit Margin	18.7%	19.7%	19.1%	20.4%	20.2%	16.8%	16.7%	16.1%	12.8%	18.3%	17.2%
Incremental Restructuring	0.5%	0.3%	1.4%	0.4%	0.7%	0.7%	0.6%	0.7%	0.3%	0.5%	0.7%
Charges for Pending European Legal Matters	-	-	0.1%	-	-	-	-	0.3%	0.5%	0.1%	0.2%
Venezuela B/S Remeasurement & Devaluation Impacts	0.7%	-	-	-	-	1.5%	1.8%	-	-	0.4%	0.4%
Goodwill & Intangible Impairment	-	-	-	-	-	-	-	-	1.6%	-	0.4%
Rounding	-	-	-	-	-	-	(0.1)%	0.1%	-	-	0.1%
Core Operating Profit Margin	19.9%	20.0%	20.6%	20.8%	20.9%	19.0%	19.0%	17.2%	15.2%	19.3%	19.0%
Basis point change	-10	-60		-10		0		200		30

Core Tax Rate: This is a measure of the Company's tax rate adjusted for the tax impacts of incremental restructuring charges, certain legal reserves, a gain on the buyout of our Iberian JV, goodwill and indefinite-lived intangible asset impairment charges, and balance sheet remeasurement and devaluation impacts from Venezuela:

CORE TAX RATE

	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Effective Tax Rate	22.4%	23.4%	24.9%	21.2%	21.3%	20.3%	20.9%	18.8%	24.9%	21.1%	22.8%
Incremental Restructuring	(0.1)%	(0.1)%	(1.1)%	(0.2)%	(0.3)%	0.1%	-	0.2%	0.1%	(0.1)%	(0.3)%
Pending European Legal Matters (Non-Tax-Deductible)	-	-	(0.1)%	-	-	-	-	(0.3)%	(0.8)%	(0.1)%	(0.2)%
Venezuela B/S Remeasurement & Devaluation Impacts	0.1%	-	-	-	-	(1.3)%	1.1%	-	-	(0.3)%	0.2%
Goodwill & Intangible Impairment	-	-	-	-	-	-	-	-	(2.2)%	-	(0.4)%
Gain on Buyout of Iberian JV	-	-	-	-	2.9%	-	-	-	-	-	1.0%
Rounding	-	0.1%	0.1%	-	-	-	-	-		-	(0.1)%
Core Tax Rate	22.4%	23.4%	23.8%	21.0%	23.9%	19.1%	22.0%	18.7%	22.0%	20.6%	23.0%
Basis point change	-100	-40		-290		-290		-330		-240
Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):

FREE CASH FLOW

	Three Months Ended			Six Months Ended		Nine Months Ended		Year Ended
	JAS 14	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13	FY 14	FY 13
Operating Cash Flow	3,633	2,044	2,770	5,343	6,619	9,452	10,481	13,958	14,873	13,958	14,873
Capital Expenditures	(810)	(725)	(805)	(1,663)	(1,529)	(2,607)	(2,426)	(3,848)	(4,008)	(3,848)	(4,008)
Free Cash Flow	2,823	1,319	1,965	3,680	5,090	6,845	8,055	10,110	10,865	10,110	10,865